October 25, 2005


Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, Michigan 48309

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

        I am the General Counsel of Energy Conversion Devices, Inc., a Delaware corporation (the "Company"). I am issuing this opinion in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement on Form S-3") being filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act") relating to the offering from time to time, in one or more offerings, by certain of the Company's stockholders under Rule 415 of the General Rules and Regulations of the SEC promulgated under the Act, of an aggregate of 1,934,564 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), consisting of 649,021 issued shares ("Issued Shares"), 885,543 shares underlying stock options ("Option Shares") and 400,000 shares underlying warrants ("Warrant Shares").

        In connection with the delivery of this opinion, I have examined originals or copies of the restated certificate of incorporation of the Company, as amended and approved by the board of directors and stockholders of the Company, the bylaws of the Company, as amended and approved by the board of directors and stockholders of the Company, the Registration Statement on Form S-3, resolutions adopted by the Board of Directors and stockholders of the Company, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as I have deemed necessary or appropriate in connection with the opinions set forth herein. I am familiar with the proceedings taken by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to my opinion, I have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, I have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the authenticity of the originals of such documents submitted to me as certified copies, the conformity to originals of all documents submitted to me as copies, the authenticity of the originals of such latter documents, and that all documents submitted to me as certified copies are true and correct copies of such originals.

        I am a member of the Bar of the State of Michigan, and I have not considered, and I express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, the State of Michigan and the General Corporation Law of the State of Delaware.

Energy Conversion Devices, Inc.
October 25, 2005
Page 2
-------------------------------


        Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, I hereby advise you that in my opinion, the Shares have been duly authorized by all necessary corporate action on the part of the Company, the Issued Shares have been validly issued and are fully paid and nonassessable and the Option Shares and Warrant Shares, when issued and paid for in accordance with the respective option agreements and warrant agreement, will be validly issued and fully paid and nonassessable.

        I hereby consent to the filing of this opinion with the SEC as Exhibit
5.1 to the Registration Statement on Form S-3 and to the use of my name under the heading "Legal Matters" in the prospectus which is part of the Registration Statement on Form S-3. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

        I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

        This opinion is furnished to you in connection with the filing of the Registration Statement on Form S-3 and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                                   Very truly yours,

                                                   /s/ Roger John Lesinski
                                                   -----------------------------
                                                   Roger John Lesinski
                                                   General Counsel